Grant Thornton LLP

757 Third Avenue, 9th Floor

New York, NY 10017

T 212.599.0100

F 212.370.4520

March 28, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington,  DC 20549

Re:    Bankrate, Inc.

File No. 1-35206

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Bankrate, Inc. dated March 28, 2017, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP